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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-111153 of First Metroplex Capital, Inc. of our report, dated March 5, 2004, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
November 29, 2004

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm